UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ritchie Bros. Auctioneers Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2019

To our shareholders,

As you know, our Annual and Special Meeting of Shareholders (“Annual Meeting”) will be held on May 7, 2019 at 9500 Glenlyon Parkway, Burnaby, British Columbia, V5J 0C6 Canada beginning at 11:00 a.m. (Pacific Daylight Time). We filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with respect to the Annual Meeting with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2019, and we sent a notice of internet availability of proxy materials with respect to the Annual Meeting to our shareholders of record at the close of business on March 13, 2019, the record date established by our Board of Directors for the Annual Meeting.

The purpose of this Supplement is to provide additional information concerning the approximate number and character of eligible participants under the Company’s Amended and Restated Stock Option Plan, PSU Plans and RSU Plans (each as defined in the Proxy Statement) with respect to Proposals Four, Five, Six, Seven and Eight in the Proxy Statement. Specifically, we are hereby supplementing the Proxy Statement to add the following additional information:

“Persons eligible to receive awards under the Amended and Restated Option Plan are directors, officers, employees or certain consultants of the Company or of any of its subsidiaries or any other persons as approved by the Compensation Committee. As of March 27, 2019, the Company had approximately 9 directors, 9 officers, 4,255 employees and 0 consultants who were eligible to receive awards under the Amended and Restated Option Plan. Persons eligible to receive awards under the PSU Plans and RSU Plans are employees of the Company and its affiliates designated by the Board of Directors or Compensation Committee as eligible to participate in such plans. As of March 27, 2019, the Company and its affiliates had approximately 4,255 employees, approximately 21 of which were at the Senior Vice President Level or higher. As awards under the Amended and Restated Option Plan, PSU Plans and RSU Plans are within the discretion of the Board and the Compensation Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards.”

Sincerely,

Darren Watt

Darren Watt

Corporate Secretary

THE PROXY STATEMENT AS ORIGINALLY PROVIDED CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.